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                                                                   EXHIBIT 10.37

                        AGREEMENT FOR SALE OF PLANT INDEX
                                       AND
                                   FOR USE OF

                        COMPUTERIZED TITLE PLANT SERVICES

                                     BETWEEN
             CHICAGO TITLE INSURANCE COMPANY, A MISSOURI CORPORATION
                         HEREIN REFERRED TO AS PROVIDER

                                       AND

                 LSI TITLE AGENCY, INC., AN ILLINOIS CORPORATION
                           HEREIN REFERRED TO AS USER

                                    RECITALS

      WHEREAS, Provider and User are corporations presently engaged, or intend to be engaged, in the title or title insurance business in Clark County, State of Washington;

      AND WHEREAS, Provider is presently engaged in collecting, imaging, formatting and maintaining the official records of said county into plant indices and images for use in said county;

      AND WHEREAS, Provider is presently engaged in producing, maintaining and updating, on a daily basis, a computerized title plant index, (the "Plant Index "), composed of all documents affecting or purporting to affect title to real property and other material which are recorded or filed in the offices of the county recorder and the office of the county clerk of said Clark County, since 7/1/67 in such a manner as to constitute constructive notice to their contents.

      AND WHEREAS, Provider is presently engaged in maintaining a title plant index in a non-computerized format (the "Back Plant Index) for all documents affecting or purporting to affect title to real property and other material which are recorded or filed in the offices of the county recorder and the office of the county clerk of said Clark County, prior to 7/1/67 in such a manner as to constitute constructive notice to their contents.

      AND WHEREAS, Provider is presently engaged in producing, maintaining and updating, on a daily basis, a computerized collection of electronic document images (the "Image Library "), composed of all documents affecting or purporting to affect title to real property and other material which are recorded or filed in the offices of the county recorder and the office of the county clerk of said Clark County, since 1/1/80.

      AND WHEREAS, Provider is presently engaged in maintaining a collection of non-electronic document copies (the "Back Plant Documents"), composed of all documents affecting or purporting to affect title to real property and other material

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which are recorded or filed in the offices of the county recorder and the office of the county clerk of said Clark County, prior to 1/1/80. (The Plant Index, Back Plant Index, Image Library and Back Plant Documents are collectively referred to herein as the "Title Plant" and is more particularly described on Exhibit "A" attached hereto.)

      AND WHEREAS, it is not the intent of the parties to this Agreement to create any restraint in trade or that any provision of this Agreement be violation of any federal, state or municipal law or regulation. The parties are, and shall remain, competitors in the business of title insurance and their maintenance of separate title plant operations;

      AND WHEREAS, the parties hereto agree that this agreement does not create any partnership, joint venture, or other association. To the extent that Provider agrees to furnish anything hereunder, Provider shall remain an independent contractor contracting with User without any control by User over the manner in which Provider shall perform its obligations except to the extent provided for in this Agreement. The performance of all obligations of Provider hereunder shall be made by employees of Provider and their performance of said obligation shall not make them employees of any other party hereto.

      NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

PLANT INDEX (TITLE SCAN SYSTEM)

      1. MAINTENANCE OF PLANT INDEX

      Provider agrees to maintain the Plant Index and to provide User each day's Plant Index in a merged electronically viewable and retrievable form, beginning with the index produced on the 7/1/67 date in accordance with the recitals, terms, provisions, and conditions of this Agreement and continuing until concluded in accordance with the provisions hereof. Such Plant Index is presently indexed by Provider in the following ways, which system of indexing can be modified by Provider:

      A) Property - indexed by parcels according to the following types:

            (i)   Recorded plats;

            (ii) Acreage (Section, Township, Range according to the county assessor's parcel map and CTI ARBing system);

            (iii) Donation land claims (according to Provider's arbitrary map parceling system);

            (iv) Unrecorded plats (according to Provider's arbitrary map parceling system);

            (v)   Condominium plats; and

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            (vi)  Short plats.

      B) General Index:

            (I) Individual names - indexed in alphabetical order or by Soundex system; and

            (ii) Corporation names - indexed in alphabetical order or by Soundex system.

      c) A&R or "extension" records: Indexed to the AFN number of the document affected

      The indexing of documents describing real property thereon will be accomplished through the use of recorded plats of the county assessors parcel maps as maintained by Provider's arbitrary map system and Provider's method for indexing. Provider and User hereby agree that Provider will arrange for copies of said arbitrary system maps, to be produced at Users expense. Subsequent modifications shall be copied and delivered to user in an ongoing and timely manner. Additional copies will, at User's request and expense, be prepared and delivered to User. User agrees it has been afforded ample opportunity to inspect Provider's plant indexing system and that it is satisfied as to the overall operational quality of said system. All accumulated daily indices shall be reformatted, sorted and merged together so as to become one larger index, then stored on magnetic disks from which the indices may be electronically accessed by Provided and User from computer workstation. The computer site shall be on the premises of Provider at 1111 Main Street, Suite 200, Vancouver, WA. 98660 or at such other reasonable location as Provider may deem necessary in the future.

      2. Obligation to Index Documents

      The indexing of documents describing real property thereon will be accomplished in part through the use of the county assessor's parcel maps. Each of the parties to this agreement will, for the benefit of each of the other parties hereto, place in the body of each document to be recorded a notation of the assigned assessor's parcel number for each parcel of real property described therein. There shall be no liability for failure to do so or for any incorrectness in the numbers so shown.

      3. Access and Installation to Provider's Network

      User will arrange, at the sole expense of User, the means via wide area network data-lines and related data communication devices, and such other hardware and software which may include personal computers and related software used as application or communication servers as may be necessary at both the host and remote sites, to access such indices for title search or other related purposes by use of a personal computer workstation located on User's premises.

      User will, at User's sole expense, arrange for delivery and installation on the premises of User the appropriate personal computer workstation(s), printers and

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software, together with the necessary communication lines and communication related equipment all of which shall be compatible with Provider's computer system.

      It is specifically understood by User that the acquisition, installation and maintenance of any equipment and software, including but not limited to communication servers or similar devices necessary for communication between the host site network hub and the User site, shall be a User obligation and responsibility.

      Provider shall make available to User a network connection at the host site. User is solely responsible for costs and expense to keep the personal computer workstations, printers and communication equipment above described in good repair, condition and working order.

      User is also solely responsible for all costs of installation and maintenance as well as for the resolution of all problems in communication circuits and related equipment dedicated to or used by User. Provider will, however, provide reasonable assistance to User in the diagnostics of problems in communications or equipment. If, in the act of assisting User in the diagnostics or solution of any problem in any User's equipment, Provider, in good faith, places a service call which results in a billable charge, said charge is User's sole responsibility.

      4. Fallout and Other Title Company Reports

      Provider will provide a report (fallout) on a daily basis available to User through the wide area network, itemizing each recorded or filed document affecting all title orders opened and entered by User at its network location, which documents are recorded or filed subsequent to the date of opening of such order.

      5. Documentation and Training

      Provider, through the software vendor Title Scan System, has or will furnish the necessary documentation to enable User to understand the nature and of content of the title plant index and an explanation of reports delivered.

      Provider or software vendor Title Scan System will train User's key personnel in the use of personal computer workstation(s) methods and procedures to be followed for the proper retrieval of title searches and other material from the Plant Index. A User's Manual detailing specifications of the index and the step-by-step procedures to be followed from a PC workstation, will be supplied for the training of User's key personnel if available from the vendor Title Scan System.

      The training shall be for a sufficient period of time in Provider's sole judgment to enable the initial operators of said devices to become proficient in their use. The initial training period shall not exceed 24 business hours. Any further training required for the replacement of additional operators will be charged to User on the basis of time and material.

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      6. Software License

      User will arrange for a license Agreement to be executed with Title Scan System of their Plant Index software for the number of workstations needed in their operation at the sole expense of User.

      User will pay Provider the license cost for the increased number of workstation licenses needed to support User with the Novel Operation System and NT Operation System. User will reimburse Provider in an amount equal to the cost of any additional workstations licensed under the Title Scan License Agreement between Provider and Title Scan System dated _________________.

      7. Posting Users Open Orders and User's Starters

      Each company using the system, (Provider and User) may input the respective open orders to an order entry file, accessible only by the originating user. Each company using the system may also input their starters as required. This data will be posted to the property index. Each company may then be able to search for their starter using a unique starter code. Each company using the system, will not be able to access each others starters.

IMAGE LIBRARY

      8. Maintenance of Image Library

      Provider shall produce, maintain and update on a daily basis a computerized Image Library composed of the following items effecting real property, recorded by the auditors office of Clark County, State of Washington, since 1/1/80.

      A. Daily recorded documents from the Clark County Auditors office relating to real estate.

      B.    Plat Maps and Plant related Recorded Documents.

      C.    CC + R's for Plats.

      D.    Short Plat Maps and Short Plat related Recorded Documents.

      E.    Surveys.

DATA COMMUNICATION, HARDWARE AND SOFTWARE.

      9. Equipment. User shall be solely responsible for all costs related to User's (a) installation, purchase and/or lease of data communication, PC network and image enabled workstation equipment (collectively, "Equipment") used to access the Imaged Library by User; and (b) maintenance of the Equipment used to access the Imaged Library by User.

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      10. Software License. User will arrange for a License Agreement to be executed with Title Scan System of their imaging software for the number of users needed in the operation at the sole expense of User.

      11. Down Time. The parties recognize that the development and maintenance of the Imaged Library is subject to of temporary interruptions ("Down Time") due to equipment failure arising from numerous possible causes, and that Provider is not the guarantor of the instant and continual availability of the recorded document images in the Imaged Library. Provider will bear no liability to User due to or during said Down Time. Provider will use due diligence to maintain a reasonable capacity to provide timely, workmanlike repair and maintenance services whenever the Imaged Library becomes inoperable.

BACK PLANT INDEX

      12. Maintenance of Back Plant index

      Provider shall maintain the non-computerized Back Plant Index for access by User.

BACK PLANT DOCUMENTS

      13. Maintenance of Back Plant Documents

      Provider shall maintain the non-computerized Back Plant Documents for access by User.

CONSIDERATION

      14. Monthly Charges

      For the convenience of the parties hereto, Provider agrees to invoice User on a monthly basis as follows:

      a. The purchase price for each month's merged Plant Index shall be $4,500.00 per month.

      b. The purchase price for each months images to the Image Library shall be $2,500.00 per month

      c. The price for access and retrieval of documents from the Back Plant Documents shall be $2.00 per document retrieved

      d. The price for access and retrieval of documents from the Back Plant Index shall be $2.00 per image document retrieved

Access to the database will be provided to User for training on or about January 1, 2005. Billing for access will begin February 1, 2005.

..Access to the Title Plant will be provided to User for training on or about January 1, 2005. Billing for access to the database will begin February 1, 2005.

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      15. Fee Adjustment

      The fees set forth above are subject to change by Provider annually of each year with the January billing. The increase will be no more than 4% to cover annual increase in ordinary operation expenses.

      16. Billing for Payment of Monthly Charge

      Provider shall submit an invoice to User by the 5th workday of each month for the amount due for the previous calendar month. User agrees that it will pay the monthly charges each month within 15 days of receipt of such billing.

      A state of default will exist if payment on any sum payable to Provider is not made within 45 days after the due date. In the event of default, Provider may terminate all rights of the defaulting User without notice.

Thereafter, and only in the event that all sums owed or owing by the defaulting User under this Agreement or any addendums hereof, have been paid within thirty days from the date of termination of such rights, plus a late payment charge equal to 10% of all sums owing. User will be entitled to restart service as provided for in the Agreement at the then current charges. In the event of any billing dispute, Chicago Title has no obligation to consider any adjustment, nor will any be made unless such matter is presented for adjustment within 90 days of statement date.

      OTHER PROVISIONS

      17. Technical Changes

      Certain engineering changes or temporary alterations to the hardware, application software or operation software of Provider may be necessitated in the future, including, but not limited to, change in the server, computer components, disk drive and model upgrade.

      18. Should the acquisition of additional or replacement equipment become necessary, Provider shall determine the necessity of the equipment and shall purchase same.

      Owner shall have the right to make any engineering or technical changes to its hardware application software or operation software, including but not limited to the purchase of any type of equipment (hardware) or software, without the approval of User. At User's sole expense, User will arrange for delivery and installation of hardware and/or software that are compatible with Provider's up-graded computer system if needed.

      19. SCHEDULED FOR SERVICES

      Under normal conditions, the database will be available to User for access between the hours of 6.00 a.m. through 6.00 p.m. on any regular business day, and for such other hours that the system is not down for the nightly processing and back up or for periodic maintenance or special events that require all Users to be off the system.

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Whenever possible, Provider agrees that system maintenance will not be scheduled before 5.00 p.m. on a regular business day. Scheduled maintenance resulting in down time will be accounted in advance. There shall be no additional charges for the privilege of accessing the system on non-regular business days, nor will any advance notice by User by necessary.

      20. OWNERSHIP

      Except as expressly provided for, User hereby agrees and acknowledge that it has not received, nor will it receive, any rights whatsoever, either express or implied, in or to the hardware, software, or any other equipment or system purchased exclusively by Chicago Title, and used to maintain and operate said Plant Index system, all of which shall at all times remain the exclusive property and under exclusive control of Provider, except those certain network and related devices and Users communication equipment hereinabove referred to which is owned or controlled by User, and except for any software licenses purchases by User from Title Scan System wherein User is currently licensed by Title Scan System to use Title Scan System software to search the property, general and A&R indexes being created by Provider.

      Provider shall not be prohibited by this Agreement from entering into similar or other Agreements with other Users or entities in this or other counties.

      User hereby agrees and acknowledges that, except for the Equipment, it has not received, and will not receive, any rights whatsoever, either express or implied, in and to any hardware or software used by Provider to develop and maintain the Imaged Library, all of which shall at all times remain the exclusive property and under the exclusive control of Provider.

      21. TERM

      Provided User is in compliance with all of the terms of this Agreement, neither party may cancel this Agreement for a period of 60 full months from User's on-line date.

      This Agreement shall automatically be renewed for subsequent one (1) year terms beginning on the first anniversary of the execution of this Agreement and on the beginning on each subsequent anniversary thereafter, unless written notice of intention to conclude this Agreement is delivered to the other party not less than 120 days prior to the expiration of the initial 60 month term or any one year extensions term.

      22. Cancellation/Withdrawal

            Upon cancellation, withdrawal or termination, User shall cease to be a party to this Agreement and thereafter shall not be entitled to receive any further information or service under this Agreement, and no further liability for payment shall thereafter accrue against User, except for all amounts for which User shall become previously obligated hereunder.

      After the effective date of cancellation, withdrawal or termination hereunder, the covenants and agreements made by the parties shall cease to be operative, except

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that such cancellation, withdrawal or termination shall not extinguish any obligation, covenant or cause of action which may have arisen in favor of any prior to such cancellation, withdrawal or termination, and not satisfied or discharged at the time of cancellation, withdrawal or termination.

      Provided User is not, at the time of withdrawal or termination, in default hereunder with respect to any of its obligations, Provider shall produce and deliver to User within thirty days after the last sale under this Agreement is concluded (except as otherwise provided), a Plant Index magnetic media, organized in alphabetical sequence as to the general index, and in geographical order as to the property index, of records entered from 1/1/05 to the date of withdrawal or termination. Recognizing that each day's sold Plant Index must be merged with the preceding days in order to be efficiently useable, both parties agree that magnetic media referred to herein is not required to be produced until all of the sales contemplated by this Agreement are concluded or until such time as is mutually agreeable between the parties, and under no circumstances shall demand sooner delivery than as provided. So that there is no information gap while User is waiting for the creation and delivery of the magnetic media, provider agrees to continue on line access at a per diem amount of the monthly amount charged to User, until the film and tape is delivered, and for a period thereafter not to exceed 30 days, in order that User integrate such medium into its existing system, again, provided User has paid all sums due Provider as of the date of cancellation, termination or withdrawal. Whenever User shall be entitled to receive a copy of said index, Provider shall furnish said index at User's expense.

      Provided User is not, at the time of withdrawal or termination, in default hereunder with respect to any of its obligations, Provider shall produce and deliver to User within thirty days after the last sale under this Agreement is concluded (except as otherwise provided), an Image Library magnetic media for documents entered from 1/1/05 to the date of withdrawal or termination.

      23. RESTRICTIONS

      If and when User shall be entitled to a copy of the Plant Index and/or Image Library magnetic media as such may be required to be provided under the terms of this Agreement, it shall be exclusively the property of User and may be used to produce copies subject to the restrictions contained above. For a period of 10 years from the date User cancels, withdraws or terminates as a user under the agreement in Clark County, with regard to the indices developed hereunder, or any portion thereof, or any photostatic copy, "Xerox" copy, electronic format or any other type of reproduction of a copy of the indices (or any portion thereof), User agrees that it will not allow the use of same in any manner whatsoever by persons other than direct employees of User, or use same (or any material provided by Provider pursuant to this Agreement), in other than its own title business. User further agrees that it will not provide the use or the benefits derived from the indices (or any portion thereof) to any other underwritten title company or title insurer, or to any other person, corporation, association, or entity during the stated periods of this Agreement, provided however, none of the provisions of this paragraph shall prohibit User from furnishing title information to the title insurance company whose policies it regularly issues in the usual and customary course of business.

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      The foregoing restrictions on sale or transfer shall not apply to any transactions which result in the transfer of substantially all of the Clark County business assets of User to another entity by sale, lease, merger, reorganization or consolidation; and the foregoing paragraph shall not be construed to prevent User from providing miscellaneous title information to real estate licensees, attorneys or other users in the title insurance services in order to facilitate the placing of orders for such services.

      24. TERMINATION

      The occurrence of any of the following shall immediately terminate all rights of User under this Agreement:

      (A) The appointment of a receiver to take possession of all or substantially all of the assets of User;

      (B)   A general assignment by User to benefit of creditors;

      (iii) Writs of attachments or execution or distraint proceedings on the interest hereunder of User, if said writ is not discharged prior to public sale under the writ;

      (C) Any action taken or suffered by User under any insolvency or bankruptcy act; or

      (D)   Default in any payment as required herein.

      25. EXERCISE OF DUE DILIGENCE

      Provider shall exercise reasonable competence in performing the required services herein.

      Performance of any of the provisions of the Agreement shall be excused for a reasonable period if it is impossible or unreasonably difficult for the party who is obligated to perform hereunder because of damage or destruction to any equipment or data necessary to performance by an act or God, acts of war, riot, unlawful assembly, fire, explosions, power outage or any other such catastrophic occurrence.

      The parties hereto recognize that the input and retrieval of the information contained in Provider's computer is subject to the hazard of temporary interruptions, commonly known as down time, by reason of equipment failure or its inability to operate arising from numerous possible causes, and that Provider is not the guarantor of the instant and continual availability of the information contained in the computer Title Plant and performance by Provider of any of the provisions of this Agreement shall be excused because of and during said Down Time. Provider does, however, agree that it will maintain a reasonable capability to provide timely, workmanlike repair and maintenance service whenever such Title Plant becomes inoperable. Any data incapable of being entered during such down time will be entered as quickly as possible when system operation is restored. There shall be no abatement of the purchase price during Down Time. Promptly upon the discovery by User of any error in any information, in whatever form, supplied pursuant to this Agreement, User shall communicate the fact thereof in writing to Provider. Upon receipt of this information, Provider shall incorporate the correction as soon as possible in the Title Plant for Clark County.

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      26. LIABILITY LOSS

      Provider shall have no liability to User for any error in any of the information furnished, provided that such information is the same as that which is used by Provider in its business of searching, examining and insuring title in Clark County, Washington. Provider shall have no liability or responsibility to any customer of User or to any person to whom User may furnish such title information, report, binder, guarantee or policy upon which such claim or assertion is based. User shall indemnify and hold Provider harmless from and against such claim or assertion, including all costs, expenses, attorney's fees and actual loss or losses incurred or sustained by reason of such claim or assertion. When such claim or assertion is made to Provider, Provider shall promptly give notice to User and User shall have the right, if it so elects, to provide for the defense of Provider in any action of litigation based thereupon by counsel of said User's own choosing and at User's own cost and to pursue such litigation of final determination. User shall also have the right, whether or not any action or litigation shall have resulted, to compromise or settle any such claim on behalf of said Provider but at the sole cost of User. The parties hereto agree that they do not intend by this Agreement to benefit any third party or to create any third party beneficiary rights under this Agreement. Any benefit accruing to any third party is incidental to the rights and obligations created hereunder.

      Provider shall not be liable to User and User shall defend and hold Provider harmless from any loss or damage, nor shall there be any abatement of the charges set forth herein arising from (a) accuracy or inaccuracy, completeness, correctness or incorrectness, legibility or illegibility, or other deficiency of any kind of any recorded document image; (b) Provider's failure to deliver, or delay of any recorded document image requested by User; (c) any lack of completeness or other inadequacy of the Imaged Library; (d) any changes to any original recorded document occurring as a result of conversion of said original recorded document from microfilm to electronic image format; (e) the use of any equipment or other software or hardware used in the operation or recorded document images in the Imaged Library; (f) any interruption or loss of service, information, or imaged document; or (g) any other act or omission of Provider related to use of the recorded document image in the Imaged Library.

   The parties also agree that Provider's development and maintenance of the Title Plant and the delivery of recorded document images to User, shall in no way create a policy of title insurance between the parties.

      27. NOTICES

      All notices required and permitted to be given in connection with this Agreement shall be in writing and shall be deemed to have been duly delivered and given if delivered personally, or mailed by registered or certified mail, postage prepaid, as follows:

      IF TO PROVIDER       Chicago Title Insurance Company
                           1111 Main Street, Suite 200
                           Vancouver, WA. 98660
                           Attn. County Manager

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      IF TO USER           LSI Title Agency, Inc.
                           17911 Von Karman Ave. Suite 300
                           Irvine, CA 92614
                           Attn: General Counsel

Any change of address must be given by certified mail. The effective date of giving or delivery of any notice so given shall be (3) three days after personal delivery, or (5) five days after the date of deposit in the mail.

      28. COSTS OF DISPUTE RESOLUTION

      In any action brought by any of the parties hereto against any other party based in whole or in part of this Agreement, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorney's fees which shall be fixed by the Court.

      29. TAXES

      Any sales or use tax which may be now or hereinafter imposed or assessed on any provision of, or service rendered under the Agreement shall be paid or payable by User.

      30. MISCELLANEOUS

      The covenants and agreements contained herein shall be binding on the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

      The parties to this Agreement agree to execute all documents necessary to implement any aspect of this Agreement and to do all consistent with the performance of this Agreement.

      The Agreement may be signed in counterparts and shall be binding upon and insure to the benefit of each of the parties hereto.

      31. WARRANTIES

      PROVIDER MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE ACCURACY OF THE INFORMATION OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. PROVIDER SHALL HAVE NO LIABILITY TO USER FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER NOR SHALL THERE BY ANY ABATEMENT TO THE PURCHASE PRICE, ARISING OUT OF OR IN CONNECTION WITH (1) ANY DEFICIENCY OR INADEQUACY OF THE INFORMATION FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO PROVIDER, (2) ANY DEFICIENCY OR DEFECT IN THE INFORMATION,
(3) THE USE OR PERFORMANCE OF THE EQUIPMENT, (4) ANY INTERRUPTION OR LOSS OF INFORMATION OR SERVICE, AND/OR (5) ANY LOSS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. USER WILL DEFEND, INDEMNIFY AND HOLD

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HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS AND LIABILITIES RISING OUT OF OR IN
CONNECTION WITH THE INFORMATION CONTAINED IN SAID PLANT INDEX, OR LACK THEREOF.

      32. PARAGRAPH HEADINGS

      Paragraph headings are for convenience only and do not affect the meaning or substance of the paragraph to which they refer.

      33. ENTIRE AGREEMENT

      The provisions, terms and conditions of this Agreement shall prevail notwithstanding any variance with the provisions, terms and conditions of any order submitted by User in respect to such services.

      User acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

      User acknowledges that it has read this Agreement, including any addendum attached hereto, understands it, and agrees to be bound by its terms, and furthermore, agrees that it constitutes the entire Agreement between the parties and, except to the extent that they may be expressly incorporated herein, supersedes and replaces all proposals, negotiations, conversations, discussions and all written and oral agreements heretofore had, made or existing by and between the parties or their representatives related to the subject matter of this Agreement.

      34. Assignment.

      This Agreement may not be assigned by User to any entity, except that this Agreement may be assigned to (a) an underwriter of User or (b) a successor in interest of User, whether by purchase, consolidation, merger or other form of reorganization (i) if such successor in interest is in the business of issuing, title insurance, and (ii) upon approval of Provider within forty-five (45) days of such purchase, consolidation, merger or other form of reorganization, which approval shall not be unreasonably withheld. If Provider receives timely written notice of said assignment and does not notify User of its disapproval within forty-five (45) days of said assignment, then said assignment shall be deemed approved.

      35. Proprietary Information.

      Provider shall not divulge to third parties confidential, trade secret, or other proprietary information which comes into Provider's possession or control in connection with the delivery of recorded document images by Provider.

      36. Authority.

      User warrants that it has proper authority to enter into this Agreement.

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      37. GOVERNING LAW; JURISDICTION AND VENUE

      This Agreement shall be construed under the laws of the State of Washington. The parties shall be subject to the jurisdiction of the Courts of the State of Washington and venue shall lie in Clark County, Washington.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and properly executed by their respective Officers having full authority to do so on this 20th day of December, 2004.

CHICAGO TITLE INSURANCE COMPANY,
a Missouri Corporation

By /s/ Peter T. Sadowski
   -------------------------------------
     Peter T. Sadowski
     Executive Vice President

LSI TITLE AGENCY, INC.,
an Illinois Corporation.

By /s/ Ronald Frazier
   ----------------------------------
   Ronald Frazier
   President

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                                 FIRST ADDENDUM

                                       TO

                      THE AGREEMENT FOR SALE OF PLANT INDEX
                AND FOR USE OF COMPUTERIZED TITLE PLANT SERVICES

WHERAS, on or about December 20, 2004, the undersigned parties entered into that certain Agreement for the Sale of Plant Index and for Use of Computerized Title Plant Services (hereinafter, the "Agreement").

NOW THEREFOR IT IS MUTUALLY AGREED by the parties hereto that, in consideration of the promises contained in the Agreement and effective from the inception of the Agreement, the Agreement is intended to be interpreted in accordance with the following:

      The Agreement and all terms and conditions contained therein shall be construed to constitute a lease of the Title Plant, as such term is defined in the Agreement, including all of the elements of the Title Plant described in detail in Exhibit A to the Agreement.

This First Addendum may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Addendum to the Agreement to be duly and properly executed by their respective officers having full authority to do so on this December 22, 2004.

Chicago Title Insurance Company, a Missouri Corporation

By /s/ Alan L. Stinson
   --------------------------------------------

Its: Executive Vice President

LSI Title Agency, Inc., an Illinois Corporation

By /s/ Donald E. Partington
   --------------------------------------------

Its: Senior Vice President

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